Exhibit 99.1

Natus to Delay Reporting of its First Quarter Financial Results

- Provides First Quarter Estimates of Revenue and non-GAAP Earnings

- Provides Second Quarter and Updated Full Year 2013 Guidance

SAN CARLOS, Calif. (May 6, 2013) – Natus Medical Incorporated (Nasdaq:BABY) today announced that it expects to report revenue of $84 million to $86 million and non-GAAP earnings per share of $0.11 to $0.14 for the first quarter of 2013. The Company previously guided first quarter revenue of $83 million to $85 million and non-GAAP earnings per share of $0.09 to $0.10. Natus further advised that it will delay the definitive reporting of its first quarter 2013 financial results that was previously scheduled for Tuesday, May 7.

Natus recently implemented an ERP System that delayed the Company’s annual 10-K filing to April 10, 2013. The year-end delay has impacted the timing of the preparation and the completion of its auditor’s review of the Company’s first quarter financial report. A conference call will be scheduled to discuss the financial results upon completion of the quarterly report.

“Natus had a very good first quarter as reflected in our estimated results. Both our Neurology and Newborn Care businesses performed very well,” said Jim Hawkins, Chief Executive Officer of the Company.

Financial Guidance

For the full year 2013, the Company now expects to report revenue of $362 million to $367 million and non-GAAP earnings per share of $0.84 to $0.87. The Company had earlier said it expected to report non-GAAP earnings per share of $0.81 to $0.84. For the second quarter of 2013, the Company expects to report revenue between $86 million to $90 million and non-GAAP earnings per share of $0.17 to $0.20.

The Company’s second quarter and full year 2013 non-GAAP guidance and first quarter non-GAAP earnings estimate exclude acquisition related amortization expense and acquisition related restructuring charges and the tax effects of these items.

The Company’s non-GAAP guidance includes the impact of expensing employee share based compensation. All earnings per share amounts are on a diluted basis.

About Natus Medical

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn’s environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding revenue and non-GAAP earnings in the first and second quarter and full year 2013 and expected amortization expense associated with acquired intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2012, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:

Natus Medical Incorporated

Jonathan A. Kennedy

Sr. Vice President Finance and Chief Financial Officer

(650) 802-0400

InvestorRelations@Natus.com